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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 1996 related to the consolidated balance sheet of National-Oilwell, Inc. and subsidiaries, and to the use of our report dated January 31, 1996 related to the consolidated financial statements of National-Oilwell, a general partnership, and subsidiaries in the Registration Statement (Form S-1 No. 333-11051) and related Prospectus for the registration of 4,000,000 shares of common stock.

                                          ERNST & YOUNG LLP

Houston, Texas
October 24, 1996